EXHIBIT 99.1

                                DAIG CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 30, 1996

         The undersigned hereby appoints John J. Fleischhacker and Daniel J. Starks, or either of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Daig Corporation, to be held on Thursday, May 30, 1996, at 9:00 a.m., local time, at The Kelly Inn, 2705 Annapolis Lane, Plymouth, Minnesota 55441, or at any adjournments thereof, hereby revoking all former proxies. The undersigned said proxies to vote as follows:

1. Proposal to approve the Agreement and Plan of Merger dated January 29, 1996 among St. Jude Medical, Inc., Partner Acquisition Corp. and Daig Corporation.

         |_|  FOR                    |_|  AGAINST                   |_|  ABSTAIN


                       -----------------------------------

                  (Continued and to be signed on reverse side)



                         (Continued from previous side)


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AND WILL BE VOTED "FOR" PROPOSAL NUMBER ONE SUMMARIZED ON THE REVERSE SIDE OF THIS CARD UNLESS OTHERWISE SPECIFIED.

                                              Dated _____________________ , 1996


                                              __________________________________
                                                         Signature


                                              __________________________________
                                                    Signature if held jointly

                                              Please date and sign exactly as
                                              your name(s) appears at left
                                              indicating, where proper, official
                                              position or representative
                                              capacity in which you are signing.
                                              When signing as executor,
                                              administrator, trustee or
                                              guardian, give full title as such;
                                              when shares have been issued in
                                              names of two or more persons, all
                                              should sign.